Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS FULL YEAR 2012 ADJUSTED DILUTED EPS OF $2.11 PER SHARE

Full Year New Domestic Hotel Franchise Contracts Rise 42%

SILVER SPRING, MD. (February 11, 2013) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the fourth quarter and full year 2012:

“2012 was a record breaking year for the company in terms of operating performance. We established new company records for the size of the domestic franchise system, total franchising revenues, franchising margins, operating cash flows, operating income and earnings per share” said Stephen P. Joyce, president and chief executive officer. “We are very pleased with our development results which increased 42 percent over the prior year, highlighted by the conversion of 46 properties, formerly operated as Jameson Inns, to our system and the execution of several Cambria Suites agreements in key markets important for Cambria’s long-term success. We remain optimistic that the development and RevPAR environments will continue to improve and result in further growth of our business in 2013.”

Full Year Highlights

•

Adjusted diluted earnings per share (“EPS”) for full year 2012 were $2.11 compared to $1.92 for full year 2011, a 10% increase. Adjusted diluted EPS for full year 2012 and 2011 exclude certain special items, as described below, totaling $0.04 and $0.07, respectively.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 10% to $203.7 million for the year ended December 31, 2012, compared to the prior year. Operating income increased 12% from $171.9 million for the year ended December 31, 2011 to $193.1 million for full year 2012.

•

Franchising revenues increased 6% to $302.2 million for the year ended December 31, 2012 from $285.4 million for the same period of 2011. Total revenues increased 8% to $691.5 million for the year ended December 31, 2012 compared to the same period of 2011.

•	Adjusted franchising margins increased 280 basis points from 61.5% for the year ended December 31, 2011 to 64.3% for the same period of the current year.

•	Domestic royalty fees for the year ended December 31, 2012 increased $15.4 million to $235.7 million from $220.3 million for the year ended December 31, 2011, an increase of 7%.

•	Domestic unit and room growth increased 1.6 percent and 0.8 percent from December 31, 2011, respectively.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 6.2% for the year ended December 31, 2012 compared to the year ended December 31, 2011 as occupancy and average daily rates increased 200 basis points and 2.5 percent, respectively.

•	The effective royalty rate increased 1 basis point to 4.33% for the year ended December 31, 2012 compared to 4.32% for the same period of the prior year.

•

The company executed 473 new domestic hotel franchise contracts for the year ended December 31, 2012 compared to 332 new domestic hotel franchise contracts in the same period of the prior year, a 42% increase.

•	The number of worldwide hotels under construction, awaiting conversion or approved for development as of December 31, 2012 was 482 hotels representing 38,969 rooms.

•	The effective income tax rate for the year ended December 31, 2012 was 28.7% compared to 30.1% for the same period of 2011.

•

During the year ended December 31, 2012, the company paid cash dividends totaling approximately $654.1 million, including a special cash dividend of $10.41 per share or approximately $600.7 million and purchased approximately 0.5 million shares of its common stock for a total cost of $19.9 million under the share repurchase program.

Fourth Quarter Highlights

•

Adjusted diluted EPS for fourth quarter 2012 were $0.45 compared to $0.46 for the same period of the prior year. Diluted EPS were $0.42 for the fourth quarter of 2012 compared to $0.42 for the same period of 2011. Adjusted diluted EPS for fourth quarter 2012 and 2011 exclude certain special items, as described below, totaling $0.03 and $0.04, respectively.

•

Excluding special items, adjusted EBITDA increased 11% to $49.3 million for the three months ended December 31, 2012 compared to the same period of the prior year. Operating income for the three months ended December 31, 2012 increased 17% from the same period of the prior year to $45.2 million.

•

Franchising revenues increased 4% from $73.9 million for the three months ended December 31, 2011 to $77.0 million for the same period of 2012. Total revenues for the three months ended December 31, 2012 increased 7% compared to the same period of the prior year.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 4.2% for the three months ended December 31, 2012 compared to the same period of 2011 as occupancy and average daily rates increased 120 basis points and 2.0 percent, respectively.

•	The effective royalty rate increased 5 basis points to 4.36% for the three months ended December 31, 2012 compared to 4.31% for the same period of the prior year.

•

The company executed 214 new domestic hotel franchise contracts for the three months ended December 31, 2012 compared to 128 new domestic hotel franchise contracts in the same period of the prior year, a 67% increase.

•

Reached an agreement with affiliates of Colony Capital, LLC, including Colony Financial, Inc., and hospitality management company Aimbridge Hospitality, to convert 46 properties, formerly operated as Jameson Inns, to the company’s Quality Inn, Comfort Inn and Econo Lodge brands, representing the company’s largest single conversion transaction, excluding brand acquisitions.

•	Expanded Cambria Suites into additional major markets with new franchise agreements executed for hotels in New York City, Phoenix, Arizona and Plano, Texas.

•

Interest expense for the three months ended December 31, 2012 increased $7.1 million over the same period of the prior reflecting the financing transactions entered into during the second and third quarter of 2012 in conjunction with the payment of the $600 million special cash dividend paid on August 23, 2012.

Special Items

On December 27, 2012, the company settled its supplemental executive retirement plan and paid the actuarial equivalent of the lump sum value of the full accrued benefit to each participant. As a result of the settlement, the company recognized a settlement loss in SG&A expense totaling $1.8 million for the three months and year ended December 31, 2012. In addition, during the year ended December 31, 2012, the company recorded employee termination benefits charges in SG&A of approximately $0.5 million and recognized a loss on the extinguishment of debt totaling $0.5 million. These special items represent diluted EPS of $0.03 and $0.04 for the three months and year ended December 31, 2012, respectively.

During the three months and year ended December 31, 2011, the company recorded employee termination benefit charges included in SG&A expenses of approximately $3.6 million and $4.4 million, respectively. In addition, during the year ended December 31, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. These special items represent diluted EPS of $0.04 and $0.07 for the three months and year ended December 31, 2011, respectively.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

Dividends

For the year ended December 31, 2012, the company paid $654.1 million of cash dividends to shareholders which included a special cash dividend in the amount of $10.41 per share or approximately $600.7 million paid on August 23, 2012. The company’s current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

Share Repurchases

During the year ended December 31, 2012, the company repurchased 0.5 million shares for a total cost of $19.9 million and has authorization to purchase up to an additional 1.4 million shares under this program. The company did not repurchase any shares of common stock under the share repurchase program during the three months ended December 31, 2012. We expect to continue making repurchases under our share repurchase program in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 45.3 million shares of its common stock for a total cost of $1.1 billion through December 31, 2012. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 78.3 million shares through December 31, 2012 under the share repurchase program at an average price of $13.89 per share.

Other

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in strategic markets. During the year ended December 31, 2012, the company advanced, net of repayments, approximately $41 million related to mezzanine financing and sliver equity investments to construct Cambria Suites in such markets as New York City and White Plains, New York, Phoenix, Arizona and Plano, Texas. At December 31, 2012 the company had approximately $68 million outstanding related to this program. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. We expect these advances to range between $20 million and $40 million per year, however, the amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Balance Sheet

At December 31, 2012, the company had gross debt of $855.3 million and cash and cash equivalents totaling $134.2 million resulting in net debt of $721.1 million. At December 31, 2011, the company had gross debt of $252.7 million and cash equivalents totaling $107.1 million resulting in net debt of $145.6 million.

On June 27, 2012, the company issued unsecured senior notes in an aggregate principal amount of $400 million, in an underwritten, registered public offering. These notes will mature in July 2022 and bear a coupon rate of interest of 5.75%. Considering bond issuance costs, the company’s effective interest costs related to these senior notes is approximately 5.94%.

On July 25, 2012, the company entered into a senior secured credit facility consisting of a $200 million revolving credit tranche and a $150 million term loan tranche, with a four year term. The company may elect to have borrowings under the senior secured credit facility bear interest at (i) a base rate plus a margin ranging from 100 to 325 basis points based on the company’s total leverage ratio or (ii) LIBOR plus a margin ranging from 200 to 425 basis points based on the company’s total leverage ratio. As a result of entering into the senior secured credit facility, the company’s existing $300 million senior unsecured revolving credit facility was terminated. Under the $300 million senior unsecured revolving credit facility the company could elect to have borrowings bear interest at (i) a base rate plus a margin ranging from 5 to 80 basis points based on the company’s credit rating or (ii) LIBOR plus a margin ranging from 105 to 180 basis points based on the company’s credit rating.

The proceeds from the issuance of the $400 million senior notes and the company’s new senior secured credit facility were utilized to pay the special cash dividend paid on August 23, 2012.

At December 31, 2012 and 2011, the company had outstanding mezzanine financing, real estate investments and sliver equity investments totaling $68 million and $27 million, respectively pursuant to its program to offer financing and investment support to incent franchise development for the Cambria Suites brand in strategic markets. These investments are reported in other current assets and other assets on the company’s consolidated balance sheet.

Outlook

The company’s first quarter 2013 diluted EPS is expected to be $0.26. The company expects full-year 2013 diluted EPS to range between $1.96 and $1.98. EBITDA for full-year 2013 are expected to range between $215 million and $217 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to increase by approximately 1.5% in 2013;

•	RevPAR is expected to increase approximately 5% for first quarter of 2013 and increase between 4.5% and 5.5% for full-year 2013;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2013;

•	All figures assume the existing share count;

•	An effective tax rate of 28.5% and 30.6% for the first quarter and full-year 2013, respectively.

Conference Call

Choice will conduct a conference call on Tuesday, February 12, 2013 at 9:00 a.m. EST to discuss the company’s fourth quarter 2012 results. The dial-in number to listen to the call is 1-800-591-6930, and the access code is 96459022. International callers should dial 1-617-614-4908 and enter the access code 96459022. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 11:00 a.m. EST on Tuesday, February 12, 2013 through Tuesday, February 12, 2013 by calling 1-888-286-8010 and entering access code 56450518. The international dial-in number for the replay is 1-617-801-6888, access code 56450518. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises approximately 6,200 hotels, representing more than 499,000 rooms, in the United States and more than 30 other countries and territories. As of December 31, 2012, 394 hotels, representing more than 31,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 88 hotels, representing approximately 7,800 rooms, were under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands as well as, its Ascend Hotel Collection membership program, serve guests worldwide.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”, “ project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012 and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in Exhibit 8

Adjusted diluted EPS, adjusted EBITDA, franchising revenues, adjusted franchising margins and adjusted SG&A expenses are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted EPS, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing system fees not expended are recorded as a liability on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of system fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude the loss on settlement of a pension plan, employee termination benefits, a loss on extinguishment of debt as well as a reduction in the carrying amount of land held for sale. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Robin Pence, Vice President, Public Relations

(301) 592-5186

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2013 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2012	2011	$	%	2012	2011	$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$66,020	$62,922	$3,098	5%	$260,782	$245,426	$15,356	6%
Initial franchise and relicensing fees	5,250	4,969	281	6%	14,203	14,052	151	1%
Procurement services	3,972	4,074	(102)	(3%)	17,962	18,111	(149)	(1%)
Marketing and reservation	100,160	90,844	9,316	10%	384,784	349,036	35,748	10%
Hotel operations	1,133	1,183	(50)	(4%)	4,573	4,356	217	5%
Other	1,771	1,898	(127)	(7%)	9,205	7,812	1,393	18%

Total revenues	178,306	165,890	12,416	7%	691,509	638,793	52,716	8%

OPERATING EXPENSES:
Selling, general and administrative	29,779	33,463	(3,684)	(11%)	101,852	106,404	(4,552)	(4%)
Depreciation and amortization	2,237	2,048	189	9%	8,226	8,024	202	3%
Marketing and reservation	100,160	90,844	9,316	10%	384,784	349,036	35,748	10%
Hotel operations	896	873	23	3%	3,505	3,466	39	1%

Total operating expenses	133,072	127,228	5,844	5%	498,367	466,930	31,437	7%

Operating income	45,234	38,662	6,572	17%	193,142	171,863	21,279	12%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,366	3,220	7,146	222%	27,189	12,939	14,250	110%
Interest income	(384)	(369)	(15)	4%	(1,540)	(1,306)	(234)	18%
Loss on extinguishment of debt	—	—	—	NM	526	—	526	NM
Other (gains) and losses	148	(1,236)	1,384	(112%)	(1,989)	2,442	(4,431)	(181%)
Equity in net income of affiliates	(224)	(7)	(217)	3100%	(212)	(269)	57	(21%)

Total other income and expenses, net	9,906	1,608	8,298	516%	23,974	13,806	10,168	74%

Income before income taxes	35,328	37,054	(1,726)	(5%)	169,168	158,057	11,111	7%
Income taxes	10,877	12,268	(1,391)	(11%)	48,481	47,661	820	2%

Net income	$24,451	$24,786	$(335)	(1%)	$120,687	$110,396	$10,291	9%

Basic earnings per share	$0.42	$0.42	$—	0%	$2.08	$1.86	$0.22	12%

Diluted earnings per share	$0.42	$0.42	$—	0%	$2.07	$1.85	$0.22	12%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Cash and cash equivalents	$134,177	$107,057
Accounts receivable, net	52,270	53,012
Investments, employee benefit plans, at fair value	3,486	12,094
Other current assets	43,537	22,633

Total current assets	233,470	194,796

Fixed assets and intangibles, net	130,937	135,252
Receivable — marketing and reservation fees	42,179	54,014
Investments, employee benefit plans, at fair value	12,755	11,678
Other assets	91,431	51,949

Total assets	$510,772	$447,689

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$94,266	$92,240
Deferred revenue	71,154	68,825
Deferred compensation & retirement plan obligations	2,522	18,935
Current portion of long-term debt	8,195	673
Other current liabilities	—	3,892

Total current liabilities	176,137	184,565

Long-term debt	847,150	252,032
Deferred compensation & retirement plan obligations	20,399	20,593
Other liabilities	15,990	16,060

Total liabilities	1,059,676	473,250

Common stock, $0.01 par value	582	583
Additional paid-in-capital	110,246	102,665
Accumulated other comprehensive loss	(4,216)	(6,801)
Treasury stock, at cost	(927,776)	(916,955)
Retained earnings	272,260	794,947

Total shareholders’ deficit	(548,904)	(25,561)

Total liabilities and shareholders’ deficit	$510,772	$447,689

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$120,687	$110,396

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,226	8,024
Provision for bad debts, net	2,896	2,160
Non-cash stock compensation and other charges	12,375	14,511
Non-cash interest and other loss	292	2,208
Loss on extinguishment of debt	526	—
Dividends received from equity method investments	1,310	1,139
Equity in net income of affiliates	(212)	(269)

Changes in assets and liabilities:
Receivables	(5,239)	(7,785)
Receivable - marketing and reservation fees, net	30,313	623
Accounts payable	11	(1,851)
Accrued expenses	12,376	6,346
Income taxes payable/receivable	(3,193)	(4,562)
Deferred income taxes	(540)	5,514
Deferred revenue	2,188	1,523
Other assets	(3,476)	(3,162)
Other liabilities	(17,520)	29

NET CASH PROVIDED BY OPERATING ACTIVITIES	161,020	134,844

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(15,443)	(10,924)
Equity method investments	(20,285)	(5,000)
Issuance of notes receivable	(34,925)	(12,766)
Collections of notes receivable	3,561	4,754
Purchases of investments, employee benefit plans	(1,697)	(1,602)
Proceeds from sales of investments, employee benefit plans	11,223	644
Proceeds from sale of assets	—	1,654
Other items, net	(433)	(564)

NET CASH USED IN INVESTING ACTIVITIES	(57,999)	(23,804)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the issuance of long-term debt	543,500	75
Net borrowings (repayments) pursuant to revolving credit facilities	57,000	(200)
Principal payments on long-term debt	(4,422)	(297)
Debt issuance costs	(4,759)	(2,356)
Dividends paid	(654,092)	(43,747)
Purchase of treasury stock	(22,586)	(53,617)
Excess tax benefits from stock-based compensation	1,559	1,227
Proceeds from exercise of stock options	7,090	3,845

NET CASH USED IN FINANCING ACTIVITIES	(76,710)	(95,070)

Net change in cash and cash equivalents	26,311	15,970
Effect of foreign exchange rate changes on cash and cash equivalents	809	(172)
Cash and cash equivalents at beginning of period	107,057	91,259

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$134,177	$107,057

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Year Ended December 31, 2012*			For the Year Ended December 31, 2011*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$81.55	59.4%	$48.42	$79.41	57.5%	$45.62	2.7%	190 bps	6.1%
Comfort Suites	85.47	61.7%	52.74	83.72	58.6%	49.09	2.1%	310 bps	7.4%
Sleep	72.40	56.3%	40.77	69.96	53.6%	37.49	3.5%	270 bps	8.7%
Quality	69.46	51.6%	35.85	67.75	50.0%	33.86	2.5%	160 bps	5.9%
Clarion	74.94	49.4%	37.03	73.89	46.9%	34.64	1.4%	250 bps	6.9%
Econo Lodge	55.78	48.5%	27.05	54.71	47.5%	25.96	2.0%	100 bps	4.2%
Rodeway	53.36	50.8%	27.13	51.87	48.7%	25.27	2.9%	210 bps	7.4%
MainStay	69.34	70.4%	48.81	66.16	67.7%	44.80	4.8%	270 bps	9.0%
Suburban	41.61	69.7%	29.01	40.26	67.5%	27.15	3.4%	220 bps	6.9%
Ascend Collection	113.33	64.4%	72.94	113.59	60.3%	68.44	(0.2%)	410 bps	6.6%

Total	$73.60	55.5%	$40.84	$71.83	53.5%	$38.44	2.5%	200 bps	6.2%

*	Operating statistics represent hotel operations from December through November

	For the Three Months Ended December 31, 2012*			For the Three Months Ended December 31, 2011*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$81.67	60.0%	$48.98	$79.92	58.8%	$46.98	2.2%	120 bps	4.3%
Comfort Suites	85.01	61.4%	52.21	83.13	59.2%	49.23	2.3%	220 bps	6.1%
Sleep	72.70	56.5%	41.05	70.06	54.0%	37.80	3.8%	250 bps	8.6%
Quality	68.34	51.2%	35.02	67.17	50.2%	33.74	1.7%	100 bps	3.8%
Clarion	74.81	49.6%	37.12	74.27	47.6%	35.32	0.7%	200 bps	5.1%
Econo Lodge	55.84	48.0%	26.80	54.62	48.3%	26.37	2.2%	(30) bps	1.6%
Rodeway	52.64	49.5%	26.07	51.12	49.1%	25.11	3.0%	40 bps	3.8%
MainStay	69.54	70.3%	48.85	66.12	69.7%	46.06	5.2%	60 bps	6.1%
Suburban	42.78	69.2%	29.61	40.31	66.6%	26.84	6.1%	260 bps	10.3%
Ascend Collection	116.26	67.0%	77.86	122.22	61.0%	74.56	(4.9%)	600 bps	4.4%

Total	$73.44	55.4%	$40.68	$71.98	54.2%	$39.03	2.0%	120 bps	4.2%

*	Operating statistics represent hotel operations from September through November

	For the Quarter Ended		For the Year Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
System-wide effective royalty rate	4.36%	4.31%	4.33%	4.32%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2012		December 31, 2011		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,349	105,471	1,399	109,330	(50)	(3,859)	(3.6%)	(3.5%)
Comfort Suites	597	46,045	616	47,738	(19)	(1,693)	(3.1%)	(3.5%)
Sleep	387	28,087	394	28,568	(7)	(481)	(1.8%)	(1.7%)
Quality	1,152	98,078	1,047	91,502	105	6,576	10.0%	7.2%
Clarion	191	27,441	189	27,527	2	(86)	1.1%	(0.3%)
Econo Lodge	817	49,951	797	49,483	20	468	2.5%	0.9%
Rodeway	410	23,370	388	21,627	22	1,743	5.7%	8.1%
MainStay	41	3,165	40	3,093	1	72	2.5%	2.3%
Suburban	63	7,291	60	7,126	3	165	5.0%	2.3%
Ascend Collection	57	4,982	52	4,617	5	365	9.6%	7.9%
Cambria Suites	19	2,221	19	2,215	—	6	0.0%	0.3%

Domestic Franchises	5,083	396,102	5,001	392,826	82	3,276	1.6%	0.8%

International Franchises	1,160	103,151	1,177	104,379	(17)	(1,228)	(1.4%)	(1.2%)

Total Franchises	6,243	499,253	6,178	497,205	65	2,048	1.1%	0.4%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS – DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2012			For the Year Ended December 31, 2011			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	23	36	59	12	46	58	92%	(22%)	2%
Comfort Suites	12	5	17	12	4	16	0%	25%	6%
Sleep	25	2	27	9	2	11	178%	0%	145%
Quality	—	170	170	—	80	80	NM	113%	113%
Clarion	—	22	22	—	19	19	NM	16%	16%
Econo Lodge	—	59	59	1	56	57	(100%)	5%	4%
Rodeway	—	71	71	—	49	49	NM	45%	45%
MainStay	12	1	13	6	3	9	100%	(67%)	44%
Suburban	3	4	7	5	4	9	(40%)	0%	(22%)
Ascend Collection	4	17	21	2	14	16	100%	21%	31%
Cambria Suites	7	—	7	8	—	8	(13%)	NM	(13%)

Total Domestic System	86	387	473	55	277	332	56%	40%	42%

	For the Three Months Ended December 31, 2012			For the Three Months Ended December 31, 2011			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	13	19	32	6	18	24	117%	6%	33%
Comfort Suites	1	1	2	5	—	5	(80%)	NM	(60%)
Sleep	8	1	9	3	1	4	167%	0%	125%
Quality	—	82	82	—	31	31	NM	165%	165%
Clarion	—	8	8	—	7	7	NM	14%	14%
Econo Lodge	—	26	26	1	20	21	(100%)	30%	24%
Rodeway	—	25	25	—	17	17	NM	47%	47%
MainStay	10	—	10	5	—	5	100%	NM	100%
Suburban	2	3	5	3	2	5	(33%)	50%	0%
Ascend Collection	3	9	12	—	5	5	NM	80%	140%
Cambria Suites	3	—	3	4	—	4	(25%)	NM	(25%)

Total Domestic System	40	174	214	27	101	128	48%	72%	67%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2012 Units			December 31, 2011 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	33	49	82	29	46	75	4	14%	3	7%	7	9%
Comfort Suites	1	72	73	1	90	91	—	0%	(18)	(20%)	(18)	(20%)
Sleep Inn	1	43	44	1	49	50	—	0%	(6)	(12%)	(6)	(12%)
Quality	36	3	39	29	5	34	7	24%	(2)	(40%)	5	15%
Clarion	12	1	13	14	1	15	(2)	(14%)	—	0%	(2)	(13%)
Econo Lodge	24	—	24	25	2	27	(1)	(4%)	(2)	(100%)	(3)	(11%)
Rodeway	35	—	35	22	1	23	13	59%	(1)	(100%)	12	52%
MainStay	—	25	25	2	28	30	(2)	(100%)	(3)	(11%)	(5)	(17%)
Suburban	1	15	16	2	20	22	(1)	(50%)	(5)	(25%)	(6)	(27%)
Ascend Collection	11	7	18	6	4	10	5	83%	3	75%	8	80%
Cambria Suites	—	25	25	—	31	31	—	NM	(6)	(19%)	(6)	(19%)

Total Domestic Pipeline	154	240	394	131	277	408	23	18%	(37)	(13%)	(14)	(3%)

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Franchising Revenues:

Total Revenues	$178,306	$165,890	$691,509	$638,793
Adjustments:
Marketing and reservation revenues	(100,160)	(90,844)	(384,784)	(349,036)
Hotel operations	(1,133)	(1,183)	(4,573)	(4,356)

Franchising Revenues	$77,013	$73,863	$302,152	$285,401

Franchising Margins:

Operating Margin:
Total Revenues	$178,306	$165,890	$691,509	$638,793
Operating Income	$45,234	$38,662	$193,142	$171,863

Operating Margin	25.4%	23.3%	27.9%	26.9%

Adjusted Franchising Margin:

Franchising Revenues	$77,013	$73,863	$302,152	$285,401

Operating Income	$45,234	$38,662	$193,142	$171,863
Employee termination benefits	—	3,619	491	4,444
Loss on settlement of pension plan	1,818	—	1,818	—
Hotel operations	(237)	(310)	(1,068)	(890)

	$46,815	$41,971	$194,383	$175,417

Adjusted Franchising Margins	60.8%	56.8%	64.3%	61.5%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Selling, general and administrative expense	$29,779	$33,463	$101,852	$106,404
Employee termination benefits	—	(3,619)	(491)	(4,444)
Loss on settlement of pension plan	(1,818)	—	(1,818)	—

Adjusted Selling, General and Administrative Expense	$27,961	$29,844	$99,543	$101,960

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net Income	$24,451	$24,786	$120,687	$110,396
Adjustments:
Employee termination benefits	—	2,291	312	2,813
Less on settlement of pension plan	1,774	—	1,774	—
Loss on extinguishment of debt	—	—	334	—
Loss on land held for sale	—	—	—	1,119

Adjusted Net Income	$26,225	$27,077	$123,107	$114,328

Weighted average shares outstanding-diluted	58,377	58,608	58,265	59,525

Diluted Earnings Per Share	$0.42	$0.42	$2.07	$1.85
Adjustments:
Employee termination benefits	—	0.04	—	0.05
Loss on settlement of pension plan	0.03	—	0.03	—
Loss on extinguishment of debt	—	—	0.01	—
Loss on land held for sale	—	—	—	0.02

Adjusted Diluted Earnings Per Share (EPS)	$0.45	$0.46	$2.11	$1.92

Adjusted EBITDA Reconciliation

(in thousands)
	Q4 2012 Actuals	Q4 2011 Actuals	Year Ended December 31, 2012 Actuals	Year Ended December 31, 2011 Actuals	Full-Year 2013 Outlook Range
Operating Income (per GAAP)	$45,234	$38,662	$193,142	$171,863	$205,100	$207,100
Employee termination benefits	—	3,619	491	4,444	—	—
Loss on settlement of pension plan	1,818	—	1,818	—	—	—
Depreciation and amortization	2,237	2,048	8,226	8,024	9,900	9,900

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$49,289	$44,329	$203,677	$184,331	$215,000	$217,000